Exhibit 99.1

BKV Corporation Reports First Quarter 2025 Financial and Operational Results

DENVER, Colorado – May 9, 2025 – BKV Corporation (NYSE: BKV) (“BKV” or the “Company”), today reported financial and operational results for the first quarter of 2025, including guidance for the second quarter of 2025.

First Quarter and Subsequent Highlights
•Announced a joint venture agreement with Copenhagen Infrastructure Partners (“CIP”) to partner on the development of carbon capture, utilization, and sequestration (“CCUS”) projects
•Net loss of $78.7 million or $(0.93) per diluted share
•Adjusted Net Income of $35.0 million or $0.41 per diluted share
•Adjusted EBITDAX of $90.9 million
•Combined Adjusted EBITDAX of $100.7 million (includes implied proportionate share of Power JV Adjusted EBITDA of $9.8 million)
•Net cash provided by operating activities of $22.6 million
•Adjusted Free Cash Flow of $6.1 million
•Barnett Zero quarterly sequestration of 38,787 metric tons of CO2 equivalent; Barnett Zero life-to-date sequestration through March 31, 2025 of 212,112 metric tons of CO2 equivalent
•Total generation of 1,588 GWh from the Power JV’s Temple Plants; combined capacity factor of 50.0%
•Net debt of $184.7 million and net leverage ratio of 0.67x
•Total net production of 761.1 MMcfe/d

“Once again BKV has demonstrated our ability to deliver strong results across our core business lines while making significant strides in advancing our closed loop strategy,” said Chris Kalnin, Chief Executive Officer of BKV. “Our performance across key first quarter guidance metrics was positive, with Power JV Adjusted EBITDA well above the high end of our quarterly projected range. In addition, we are excited to announce our strategic partnership with Copenhagen Infrastructure Partners —a key milestone in scaling our CCUS business. This partnership will allow us to accelerate our existing pipeline of CCUS projects as well as to help us meet increasing demand for low-carbon energy solutions with new partners and in new geographies. This momentum, paired with our operational and financial execution across the business, drives our continued growth and long-term value creation for our shareholders.”

Financial Results
First Quarter and Year-to-Date 2025
For the three months ended March 31, 2025, total revenues and other operating income for BKV was $78.8 million (including realized hedging losses of $18.2 million). BKV’s net loss for the period was $78.7 million, or $(0.93) per diluted share (including unrealized hedging losses of $134.0 million and losses from equity affiliate of $9.6 million). Excluding these items and other non-recurring items, Adjusted Net Income for the first quarter was $35.0 million. Adjusted Free Cash Flow for the three months ended March 31, 2025 was $6.1 million.

Average realized natural gas price for the first quarter of 2025 was $3.10/MMBtu, excluding the impact of derivatives. Including the impact of hedges, average realized price was $2.86/MMBtu.

	Three Months Ended March 31,
($ Millions, except EPS and Adjusted Free Cash Flow Margin)(1)	2025	2024
Net loss	$(78.7)	$(38.6)
Adjusted Net Income (Loss), non-GAAP	$35.0	$(10.6)
Adjusted EBITDAX, non-GAAP	$90.9	$47.1
Combined Adjusted EBITDAX, non-GAAP	$100.7	$57.4
Net loss per common share, diluted	$(0.93)	$(0.58)
Adjusted EPS, non-GAAP	$0.41	$(0.16)
Net cash provided by operating activities	$22.6	$19.3
Adjusted Free Cash Flow, non-GAAP	$6.1	$47.3
Adjusted Free Cash Flow Margin, non-GAAP	2.6%	30.4%
Losses from equity affiliate	$(9.6)	$(7.7)
Capital expenditures (accrued)
Development (2)	$47.9	$13.1
CCUS	$3.7	$4.5
Other	$6.4	$0.4
Total capital expenditures (accrued)	$58.0	$18.0
____________________________________________________
(1) Adjusted Net Income (Loss), Adjusted EBITDAX, Combined Adjusted EBITDAX, Adjusted EPS, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are each non-GAAP financial measures. For a definition of each of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to their comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.
(2) Excludes asset retirement obligation expenditures of $0.1 million for the three months ended March 31, 2025.

BKV-BPP Power’s Income Statement (1)	Three Months Ended March 31,
($ Millions)	2025	2024
Total revenues, net	$97.6	$85.0
Depreciation and amortization	9.6	9.9
Operating expenses	94.1	73.3
Income (loss) from operations	(6.1)	1.8
Interest expense	(16.1)	(18.2)
Other income	3.0	1.0
Net loss	$(19.2)	$(15.4)
Power JV Adjusted EBITDA	$19.6	$20.5
_____________________________________________________
(1) This table reflects the financial information of BKV-BPP Power LLC (the “Power JV”). Amounts are obtained from its unaudited financial statements for the three months ended March 31, 2025 and 2024, as applicable. BKV owns a 50% interest in the Power JV. Amounts are based on the Power JV’s unaudited financial statements.

“Our first quarter results highlight our ability to execute with consistency, to do what we said we would do, and drive results,” said David Tameron, BKV’s Chief Financial Officer. “In response to favorable commodity pricing early in the year, BKV has maintained a steady development program, all while generating positive Adjusted Free Cash Flow and sustaining low net leverage. The combination of our disciplined hedging strategy, low-decline asset base, top-tier operational execution, and conservative financial approach, positions us well to navigate evolving commodity cycles and macroeconomic environments, capitalizing on positive macro trends where possible. As we move through the rest of 2025, we will remain focused on delivering solid performance in our upstream business, advancing our differentiated CCUS platform, and capitalizing on the asymmetric upside of our power assets—all of which offer a compelling value proposition to our investors.”

Operational Results
First Quarter 2025
Power JV
For the first quarter 2025, the Temple I and II power plants (the “Temple Plants”) reported a capacity factor of 45.4% and 54.2%, respectively, with total power generation of 1,588 GWh. Average power pricing was $54.52/MWh and the average natural gas cost was $4.12/MMBtu, resulting in an average spark spread of $25.39/MWh.
In the first quarter of 2025, spark spreads improved compared to the fourth quarter of 2024, driven in part by winter weather, including widespread freezing temperatures across Texas in February. In addition to favorable pricing dynamics, the Temple Plants operated at a higher capacity factor quarter-over-quarter, benefiting from reduced major maintenance activity and elevated demand resulting from the cold weather conditions.
BKV’s implied proportionate share of Power JV net loss for the three months ended March 31, 2025 was $9.6 million, compared to $7.7 million for the three months ended March 31, 2024.
BKV’s implied proportionate share of Power JV Adjusted EBITDA was $9.8 million for the three months ended March 31, 2025 compared to $10.3 million for the three months ended March 31, 2024. Power JV Adjusted EBITDA exceeded the high end of the guidance range for the quarter, primarily driven by colder-than-expected weather conditions during the quarter resulting in favorable pricing.
Despite recent macroeconomic headwinds, BKV continues to see significant growth potential in its Power JV. The company remains optimistic about long-term demand trends in the ERCOT market, supported by the accelerating adoption of AI technologies and the ongoing expansion of the data center sector.
Carbon Capture Utilization and Sequestration (“CCUS”)
As previously disclosed, we announced the formation of a strategic joint venture (the “CCUS JV”) between our wholly-owned subsidiary, BKV dCarbon Ventures and the CI Energy Transition Fund (“CIP Energy Transition Fund”) managed by CIP, to develop and expand BKV’s portfolio of CCUS projects. CIP Energy Transition Fund has committed an initial $500 million for use by the CCUS JV in constructing and operating new CCUS projects across the United States in exchange for a 49% interest in the CCUS JV, which commitment may be increased to $1 billion upon mutual agreement of the parties. BKV has contributed to the CCUS JV its ownership of the Barnett Zero and Eagle Ford projects, and has committed to future contributions of certain CCUS projects, related assets, and/or cash in exchange for a 51% interest in the CCUS JV. Subject to certain exceptions, BKV intends to develop its CCUS projects exclusively through the CCUS JV.

The CCUS JV will leverage BKV’s standing as an early leader and first mover in developing CCUS projects while benefiting from CIP’s significant expertise in developing low-carbon infrastructure projects. BKV and CIP expect to identify investment-ready projects for development by the CCUS JV. BKV will be responsible for day-to-day management and construction oversight of the CCUS JV. For additional information, please see our Current Report on Form 8-K filed on May 8, 2025.

During the first quarter, BKV submitted a permit application for five Class VI injection wells to the Louisiana Department of Energy and Natural Resources for our High West Project. As previously disclosed, the State of Louisiana has assumed primacy for Class VI well permitting from the EPA and, in 2023, granted the High West Project the carbon storage and sequestration rights on approximately 21,000 acres of land in St. Charles and Jefferson Parishes. The recently-submitted permit application covers an estimated total CO2 storage capacity of approximately 200 million metric tons over 20 years.
Additionally, on May 1, 2025, BKV announced an exclusive, non-binding agreement with Comstock Resources, Inc. (NYSE: CRK) (“Comstock”), under which BKV and Comstock will explore opportunities to develop CCUS projects at two of Comstock’s natural gas processing facilities in its Western Haynesville operating area. As part of the agreement, the companies plan to explore opportunities to develop CCUS injection wells to permanently sequester carbon dioxide waste produced at Comstock’s Bethel and Marquez natural gas processing and production facilities in Texas, as well as other locations. The terms of the prospective projects are subject to further negotiation, the execution of one or more definitive agreements, and the receipt of all required permits.

The Company’s Barnett Zero Project sequestered 38,787 metric tons of CO2 equivalent during the three months ended March 31, 2025. The Barnett Zero Project has sequestered approximately 212,112 metric tons of CO2 equivalent since project start up in November 2023 through March 31, 2025. BKV’s Cotton Cove project remains on track for first injection in the first half of 2026, subject to the receipt of all required permits.

BKV’s CCUS project to sequester CO2 waste from a natural gas processing project in the Eagle Ford Shale (Freer, Texas) remains on track for first injection in the first quarter of 2026 (subject to receipt of all required permits and execution of the definitive agreements necessary to execute the project), and is forecasted to achieve an average sequestration rate of approximately 90,000 metric tons per year of CO2 equivalent.
Upstream & Midstream
Total hydrocarbon production for the three months ended March 31, 2025 was 761.1 MMcfe/d, which consisted of 79% natural gas and 21% NGLs. This is compared to total production for the three months ended March 31, 2024 of 821.1 MMcfe/d, which consisted of 80% natural gas and 20% NGLs. First quarter production exceeded the mid-point of the previously guided range of 740-770 MMcfe/d for the quarter due to several factors, including better than forecasted well performance on new development, effective base decline management, and accelerated pace of new development. Production was impacted by winter weather during the quarter which resulted in approximately 0.7 Bcfe (approximately 7.8 MMcfe/d) lower production due to freezing. The slightly lower production was offset by robust pricing during the cold periods.
The decrease in production volumes for the first quarter compared to the same period in 2024 is due to base production decline as a result of lower capital investment in 2023 and 2024. The decrease is also due to the sale of the Company’s non-operated upstream assets in the Marcellus Shale in the Appalachian Basin of Northeastern Pennsylvania in the second quarter of 2024. The sale impacted first quarter volumes by approximately 31 MMcfe/d.

	Three Months Ended March 31,
	2025	2024
Production
Net production per day (MMcfe/d)	761.1	821.1
Natural gas (MMcf)	54,121	59,644
NGL (MBbls)	2,344	2,485
Oil (MBbls)	53	28
Total (MMcfe)	68,503	74,722
Natural Gas Pricing ($/Mcf)
Average NYMEX Henry Hub price	$3.65	$2.24
Differential	$(0.55)	$(0.62)
Average realized prices, excluding derivatives	$3.10	$1.62
Average realized prices, including derivatives (1)	$2.86	$2.00
NGLs ($/Bbl)
Average realized prices, excluding derivatives	$19.06	$17.47
Average realized prices, including derivatives (1)	$16.89	$17.53
Oil ($/Bbl)
Average realized prices	$65.28	$69.07
Average Operating Cash Costs per Mcfe
Lease operating and workover	$0.51	$0.46
Taxes other than income	$0.15	$0.15
Gathering and transportation costs	$0.81	$0.79
Total	$1.47	$1.40
(1) The impact of derivative prices excludes $13.3 million of gains on derivative contract terminations for the three months ended March 31, 2024.

Capital Expenditures
Capital expenditures in the first quarter of 2025 were $58.0 million, which included $47.9 million for development capital, $3.7 million for CCUS, and $6.4 million for other expenditures. Capital expenditures for the same period in 2024 were $18.0 million, which included $13.1 million for development capital, $4.5 million for CCUS, and $0.4 million for other expenditures.
Liquidity
As of March 31, 2025, BKV had cash and cash equivalents of $15.3 million.

Total debt as of March 31, 2025 was $200.0 million, which was made up solely of the amount outstanding under the Company’s reserve-based lending agreement (the “RBL”). Net debt as of March 31, 2025 was $184.7 million, and net leverage ratio was 0.67x. BKV’s long-term net leverage target is to manage between 1.0x to 1.5x. As of March 31, 2025, total liquidity for BKV was $401.2 million, which consists of $15.3 million in cash and cash equivalents and $385.9 million available under the Company’s RBL. RBL availability as of March 31, 2025, is based on the elected commitment amount of $600.0 million, less $200.0 million of draws, and $14.1 million of letters of credit. On May 6, 2025, the Company amended the RBL to increase the borrowing base by $100.0 million and the elected commitment amount by $65.0 million. As of May 9, 2025, the Company had $230.0 million of revolving borrowings and $420.9 million available under the RBL.
2025 Guidance

Accrued Capital Expenditures and Net Production ($ Millions)	Q2 2025	FY 2025
Development	$62- $78	$205 - $235
CCUS and other	$15 - $25	$115 - $145
Total capital expenditures	$77 - $103	$320 - $380

Net production (MMcfe/d)	775 - 805	755 - 790

Per Unit Operating Costs ($/Mcfe)
Lease operating and workover	$0.49 - $0.53	$0.48 - $0.52
Gathering and transportation	$0.80 - $0.84	$0.80 - $0.84
General and administrative (excl. stock comp)	$0.34 - $0.37	$0.32 - $0.35
General and administrative (stock comp)	$0.04 - $0.06	$0.06 - $0.07

Natural Gas Price ($/Mcfe)
Average differential	$(0.60) - $(0.70)	$(0.50) - $(0.65)

Power ($ Millions)
Power JV Adjusted EBITDA	$20 - $30	$130 - $170

First Quarter 2025 Earnings Conference Call
The Company plans to host a conference call to discuss results today, May 9, 2025 at 10 AM EST. To access the conference call, participants may dial (877) 407-0779 (US) or (201) 389-0914 (international). Participants can also listen to a live webcast of the call by going to the Investors section on the BKV website at www.ir.bkv.com. A replay will be available shortly after the live conference call and can be accessed on the Company’s website or by dialing (844) 512-2921 (US) or (412) 317-6671 (international). The passcode for the replay is 13752676. The replay will be available for 60 days after the call.

About BKV Corporation
Headquartered in Denver, Colorado, BKV Corporation is a forward-thinking, growth-driven energy company focused on creating value for its stockholders. BKV's core business is to produce natural gas from its owned and operated upstream assets. BKV’s overall business is organized into four business lines: natural gas production; natural gas gathering, processing and transportation; power generation; and carbon capture, utilization and sequestration. BKV (and its predecessor entity) was founded in 2015, and BKV and its employees are committed to building a different kind of energy company. BKV is one of the top 20 gas-weighted natural gas producers in the United States and the largest natural gas producer by gross operated volume in the Barnett Shale. BKV Corporation is the parent company for the BKV family of companies. For more information, visit the BKV website at www.bkv.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “aspire,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” and similar expressions. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. All forward-looking statements, expressed or implied, in this press release are based only on information currently available to BKV and speak only as of the date on which they are made. BKV undertakes no obligation to release publicly any update to any of these forward-looking statements except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding our ability to successfully fund, pursue and develop our CCUS business; expected increase in demand for power and our ability to serve that demand from our power business, our ability to develop, market and sell our carbon sequestered gas product; and management's outlook guidance or forecasts of future events, including projected capital expenditures, production volumes, operating costs, pricing differentials, and Power JV Adjusted EBITDA. For further discussions of risks and uncertainties applicable to forward-looking statements, you should refer to BKV’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of BKV’s Annual Report on Form 10-K dated March 31, 2025.

Investor Contacts:
David Tameron
BKV Corporation
Chief Financial Officer
InvestorRelations@bkvcorp.com

Caldwell Bailey
ICR, Inc.
BKVIR@ircinc.com

BKV Corporation
Condensed Consolidated Balance Sheets
($ thousands, except per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$15,299	$14,868
Accounts receivable, net	61,258	54,435
Accounts receivable, related parties	11,725	11,414
Prepaid expenses	5,027	7,638
Inventory	6,079	6,255
Commodity derivative assets, current	194	—
Asset held for sale	5,500	—
Total current assets	105,082	94,610
Natural gas properties and equipment
Developed properties	2,364,068	2,315,167
Undeveloped properties	10,863	10,757
Midstream assets	276,742	276,644
Accumulated depreciation, depletion, and amortization	(747,720)	(714,287)
Total natural gas properties, net	1,903,953	1,888,281
Other property and equipment, net	94,781	97,300
Goodwill	18,417	18,417
Investment in joint venture	105,588	115,173
Commodity derivative assets	6,567	—
Other noncurrent assets	16,619	17,307
Total assets	$2,251,007	$2,231,088

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$105,471	$121,366
Contingent consideration payable	—	20,000
Income taxes payable to related party	1,868	1,438
Commodity derivative liabilities, current	141,934	20,277
Other current liabilities	4,284	3,124
Total current liabilities	253,557	166,205
Asset retirement obligations	200,680	198,795
Commodity derivative liabilities	50,240	47,357
Deferred tax liability, net	59,069	88,688
Long-term debt, net	200,000	165,000
Other noncurrent liabilities	5,667	5,469
Total liabilities	769,213	671,514
Commitments and contingencies
Stockholders' equity
Common stock, $0.01 par value; 300,000 authorized shares; 84,708 and 84,600 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,513	1,512
Treasury stock, shares at cost; 214 shares and 214 shares as of March 31, 2025 and December 31, 2024, respectively	(6,663)	(6,663)
Additional paid-in capital	1,448,556	1,447,671
Retained earnings	38,388	117,054
Total stockholders' equity	1,481,794	1,559,574
Total liabilities and stockholders' equity	$2,251,007	$2,231,088

BKV Corporation
Condensed Consolidated Statements of Operations
($ thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues and other operating income
Natural gas, NGL, and oil sales	$216,126	$141,687
Midstream revenues	2,771	4,128
Derivative losses, net	(152,191)	(3,679)
Marketing revenues	6,485	4,921
Section 45Q tax credits	3,307	2,329
Related party revenues	426	1,101
Other	1,896	1,427
Total revenues and other operating income	78,820	151,914
Operating expenses
Lease operating and workover	35,055	34,468
Taxes other than income	10,222	11,365
Gathering and transportation	55,793	59,066
Depreciation, depletion, amortization, and accretion	39,970	52,166
General and administrative	25,257	20,645
Other	6,226	8,567
Total operating expenses	172,523	186,277
Loss from operations	(93,703)	(34,363)
Other income (expense)
Gains on contingent consideration liabilities	—	6,594
Losses from equity affiliate	(9,585)	(7,707)
Interest expense	(5,052)	(16,083)
Interest expense, related party	—	(1,973)
Interest income	149	1,633
Other income	336	335
Loss before income taxes	(107,855)	(51,564)
Income tax benefit	29,189	12,979
Net loss	$(78,666)	$(38,585)

Net loss per common share:
Basic	$(0.93)	$(0.58)
Diluted	$(0.93)	$(0.58)

Weighted average number of common shares outstanding:
Basic	84,706	66,287
Diluted	84,706	66,287

BKV Corporation
Condensed Consolidated Statements of Cash Flows
($ thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(78,666)	$(38,585)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	40,063	52,259
Equity-based compensation expense	2,067	1,073
Deferred income tax benefit	(29,619)	(13,122)
Unrealized losses on derivatives, net	133,985	40,143
Gains on contingent consideration liabilities	—	(6,594)
Settlement of contingent consideration	(20,000)	(20,000)
Proceeds from the sale of call options	—	23,502
Payments for the purchase of put options	(16,206)	—
Impairment of asset held for sale	2,446	—
Losses from equity affiliate	9,585	7,707
Other, net	(187)	743
Changes in operating assets and liabilities:
Accounts receivable, net	(6,823)	(6,195)
Accounts receivable, related party	(311)	(741)
Accounts payable and accrued liabilities	(16,523)	(20,701)
Other changes in operating assets and liabilities	2,809	(238)
Net cash provided by operating activities	22,620	19,251
Cash flows from investing activities:
Capital expenditures	(57,374)	(19,861)
Proceeds from sales of assets	1,109	—
Other investing activities, net	257	(23)
Net cash used in investing activities	(56,008)	(19,884)
Cash flows from financing activities:
Proceeds under RBL Credit Agreement	170,000	—
Payments on RBL Credit Agreement	(135,000)	—
Proceeds from draws on credit facilities	—	30,000
Payments on credit facilities	—	(31,000)
Payments of deferred offering costs	—	(590)
Net share settlements, equity-based compensation	(1,181)	—
Net cash provided by (used in) financing activities	33,819	(1,590)
Net increase (decrease) in cash, cash equivalents, and restricted cash	431	(2,223)
Cash, cash equivalents, and restricted cash, beginning of period	14,868	165,069
Cash, cash equivalents, and restricted cash, end of period	$15,299	$162,846

Volume of Derivative Activities

As of March 31, 2025, the Company’s derivative activities based on volume and contract prices, categorized by primary underlying risk and related commodity, by year, were as follows:

The following table represents natural gas commodity derivatives indexed to NYMEX Henry Hub pricing:

Instrument	MMBtu	Weighted Average Price (USD)	Weighted Average Price Floor	Weighted Average Price Ceiling	Fair Value as of March 31, 2025 ($ thousands)
2025
Swap	78,400,000	$3.41			$(85,464)
Collars	9,800,000		$3.71	$4.11	$(5,555)
2026
Swap	57,825,000	$3.60			$(48,283)
Collars	25,550,000		$3.67	$4.19	$(11,244)
Call options	36,500,000			$5.00	$(19,784)
Put options	36,500,000			$3.00	$5,273
2027
Collars	29,200,000		$3.53	$3.93	$(3,162)
Call options	36,500,000			$5.00	$(13,729)
Put options	36,500,000			$3.00	$10,268
The following table represents natural gas basis derivatives based on the applicable basis reference price listed below:

Instrument	Basis Reference Price	MMBtu	Weighted Average Basis Differential	Fair Value as of March 31, 2025 ($ thousands)
2025
Swap	Transco Leidy Basis	9,625,000	$(0.86)	$1,502
Swap	HSC Basis	22,000,000	$(0.45)	$1,263
Swap	Transco St 85 (Z4) Basis	17,875,000	$0.45	$534

The following table represents natural gas liquids commodity derivatives for contracts, by contract type, expiring through December 31, 2026 based on the applicable index listed below:

Instrument	Commodity Reference Price	Gallons	Weighted Average Price (USD)	Fair Value as of March 31, 2025 ($ thousands)
2025
Swap	OPIS Purity Ethane Mont Belvieu	80,850,000	$0.25	$(4,115)
Swap	OPIS IsoButane Mont Belvieu Non-TET	5,775,000	$0.87	$(770)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	7,218,750	$0.83	$(913)
Swap	OPIS Propane Mont Belvieu Non-TET	31,762,500	$0.73	$(3,659)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	11,550,000	$1.41	$(517)
2026
Swap	OPIS Purity Ethane Mont Belvieu	94,762,500	$0.25	$(3,996)
Swap	OPIS IsoButane Mont Belvieu Non-TET	6,221,250	$0.86	$(412)
Swap	OPIS Normal Butane Mont Belvieu Non-TET	10,053,750	$0.82	$(581)
Swap	OPIS Propane Mont Belvieu Non-TET	37,327,500	$0.70	$(2,718)
Swap	OPIS Natural Gasoline Mont Belvieu Non-TET	16,275,000	$1.40	$649

Supplemental Non-GAAP Financial Measures
Adjusted Net Income (Loss) and Adjusted EPS
The Company defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash derivative gains (losses), (ii) earnings or losses from equity affiliate, (iii) gains (losses) on contingent consideration liabilities, (iv) certain equity-based compensation expense, (v) the portion of settlements paid (received) for early-terminated derivative contracts that relate to future periods, (vi) other nonrecurring transactions, and (vii) the tax impact on these adjustments using a 23% statutory rate. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by dilutive weighted average common shares outstanding.

We believe Adjusted Net Income (Loss) and Adjusted EPS are useful performance measures because they allow us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form, capital structure, or one-time events. We exclude the items listed above from net income (loss) in arriving at Adjusted Net Income (Loss) and Adjusted EPS because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Our presentation of Adjusted Net Income (Loss) and Adjusted EPS should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted Net Income (Loss) and Adjusted EPS or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

The table below presents a reconciliation of Adjusted Net Income (Loss) to net income, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands, except EPS)	2025	2024
Net loss	$(78,666)	$(38,585)
Adjustment to net income:
Net unrealized derivative losses	133,985	40,143
Losses from equity affiliate	9,585	7,707
Gains on contingent consideration liabilities	—	(6,594)
Impairment of assets held for sale	2,446	—
Other nonrecurring transactions	1,555	—
Early settlement of derivative contracts (1)	—	(13,250)
Early settlements of derivative contracts related to the current period (2)	—	8,350
Total adjustments before taxes	147,571	36,356
Tax effect of adjustments	(33,941)	(8,362)
Total adjustments after taxes	113,630	27,994

Adjusted Net Income (Loss)	$34,964	$(10,591)

Adjusted Net Income (Loss) per basic share	$0.41	$(0.16)
Adjusted Net Income (Loss) per diluted share	$0.41	$(0.16)

Basic weighted-average shares of common stock outstanding	84,706	66,287
Add dilutive effects of TRSUs (3)	22	—
Add dilutive effects of PRSUs (3)	—	—
Diluted weighted-average common shares outstanding	84,728	66,287
_________________________________________________
(1) Reflects total cash settlements during the period upon termination of certain natural gas commodity derivative swap and collar contracts prior to their contractual settlement date.
(2) When evaluating our operating performance and results of operations, early settlements of derivative contracts are “related to” the period that includes the underlying production month that was hedged. This adjustment removes the timing difference between the early termination date and the underlying production month that is hedged.
(3) Net losses are prohibited from including potential common shares in the computation of diluted per share amounts. Therefore, we have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share.

Adjusted EBITDAX
The Company defines Adjusted EBITDAX as net income (loss) attributable to BKV before (i) non-cash derivative gains (losses), (ii) depreciation, depletion, amortization, and accretion, (iii) exploration and impairment expense, (iv) gains (losses) on contingent consideration liabilities, (v) interest expense, (vi) interest expense, related party, (vii) income tax benefit (expense), (viii) equity-based compensation expense, (ix) bargain purchase gains, (x) earnings (losses) from equity affiliate, (xi) the portion of settlements paid (received) for early-terminated derivative contracts that relate to future periods and (xii) other nonrecurring transactions.

The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Other companies, including other companies in our industry, may not use Adjusted

EBITDAX or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our operating performance and results of operations from period to period and against our peers. We believe Adjusted EBITDAX is a useful performance measure because it allows us to effectively evaluate our operating performance and results of operations from period to period and against our peers, without regard to our financing methods, corporate form or capital structure.

The table below presents a reconciliation of Adjusted EBITDAX to net loss, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands)	2025	2024
Net loss	$(78,666)	$(38,585)
Add back (subtract):
Net unrealized derivative losses	133,985	40,143
Forward month gas settlement (1)	3,997	(9,048)
Depreciation, depletion, amortization, and accretion	40,063	52,259
Exploration and impairment expense	—	—
Gains on contingent consideration liabilities	—	(6,594)
Interest expense	5,052	16,083
Interest expense, related party	—	1,973
Income tax benefit	(29,189)	(12,979)
Equity-based compensation expense	2,067	1,073
Impairment of asset held for sale	2,446	—
Losses from equity affiliate	9,585	7,707
Other nonrecurring transactions	1,555	—
Early settlement of derivative contracts (2)	—	(13,250)
Early settlements of derivative contracts related to the current period (3)	—	8,350
Adjusted EBITDAX	$90,895	$47,132
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(1) Natural gas derivative contracts settle and are realized in the month prior to the production covered by the contract. This adjustment removes the timing difference between the settlement date and the underlying production month that is hedged.
(2) Reflects total cash settlements during the period upon termination of certain natural gas commodity derivative swap and collar contracts prior to their contractual settlement date.
(3) When evaluating our operating performance and results of operations, early settlements of derivative contracts are “related to” the period that includes the underlying production month that was hedged. This adjustment removes the timing difference between the early termination date and the underlying production month that is hedged.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by (used in) operating activities, excluding cash paid for contingent consideration and changes in operating assets and liabilities, less total cash paid for capital expenditures (excluding leasehold costs and acquisitions).

Adjusted Free Cash Flow is not a measure of net cash flow provided by or used in operating activities as determined by GAAP. Adjusted Free Cash Flow is a supplemental non-GAAP financial measure that is used by our management and other external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others to assess our ability to internally fund our capital program, service or incur additional debt and to pay dividends. We believe Adjusted Free Cash Flow is a useful liquidity measure because it allows us and others to compare cash flow provided by operating activities across periods and to assess our ability to internally fund our capital program (including acquisitions), to reduce leverage, fund acquisitions and pay dividends to our stockholders. We define Adjusted Free Cash Flow Margin as the ratio of Adjusted Free Cash Flow for any period to total revenues, excluding derivative gains and losses, for such period. We use this metric to assess our liquidity relative to our revenues. Adjusted Free Cash Flow Margin illustrates the efficiency with which the Company generates Adjusted Free Cash Flow. Adjusted Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities determined in accordance with GAAP. Other companies, including other companies in our industry, may not use Adjusted Free Cash Flow or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

The table below presents our reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, our most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands)	2025	2024
Net cash provided by operating activities	$22,620	$19,251
Cash paid for contingent consideration (1)	20,000	20,000
Change in operating assets and liabilities	20,848	27,875
Cash paid for capital expenditures (excl. leasehold costs, acquisitions)	(57,374)	(19,861)
Adjusted Free Cash Flow (2)	$6,094	$47,265
Total revenue, excluding derivative gains and losses	$231,011	$155,593
Adjusted Free Cash Flow Margin (2)	2.6%	30.4%
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(1) Cash paid for contingent consideration is included as a deduction to arrive at net cash provided by (used in) operating activities and therefore, is added back for the purpose of computing Adjusted Free Cash Flow.
(2) The early termination of derivative contracts increased Adjusted Free Cash Flow by $13.3 million for the three months ended March 31, 2024. In addition, Adjusted Free Cash Flows decreased by $16.2 million for the three months ended March 31, 2025 due to the net premium paid of $16.2 million from the purchase of a put option, and increased by $23.5 million for the three months ended March 31, 2024 due to the net premium received of $23.5 million from the sale of a call option.

Power JV Adjusted EBITDA
We define Power JV Adjusted EBITDA as net income (loss) of BKV-BPP Power LLC (the “ Power JV”) before (i) unrealized derivative gains/losses, (ii) depreciation and amortization, and (iii) interest expense.

The items listed above are excluded from the Power JV’s net income (loss) in arriving at Power JV Adjusted EBITDA because these amounts can vary substantially from company to company within the power industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Power JV Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Other companies, including other companies in the power industry, may not use Adjusted EBITDA or may calculate this measure differently than as presented in this release, limiting its usefulness as a comparative measure.

Power JV Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by our management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, rating agencies and others to more effectively evaluate our and the Power JV’s operating performance and results of operations from period to period and against our peers. We believe our investment in the Power JV is a strategic differentiator for BKV’s integrated energy solutions model. Investors in BKV may be interested in the results of the Power JV and the respective impact to BKV’s financial results. We believe Power JV Adjusted EBITDA is a useful performance measure because it allows us to effectively evaluate the Power JV’s operating performance and results of operations from period to period and against peers, without regard to financing methods, corporate form or capital structure.

The table below presents our reconciliation of Power JV Adjusted EBITDA to the Power JV’s net loss, the most directly comparable GAAP financial measure for the periods indicated.

	Three Months Ended March 31,
($ Thousands)	2025	2024
Net loss	$(19,170)	$(15,414)
Add back:
Unrealized derivative losses	13,049	7,852
Depreciation and amortization	9,627	9,885
Interest expense	16,073	18,182
Power JV Adjusted EBITDA	$19,579	$20,505

Combined Adjusted EBITDAX
We define Combined Adjusted EBITDAX as our Adjusted EBITDAX plus 50% of Power JV Adjusted EBITDA. We use Combined Adjusted EBITDAX as a supplemental non-GAAP financial measure to present our implied proportionate share of Power JV EBITDA from our non-consolidated power business together with our Adjusted EBITDAX. Management uses this measure to more effectively evaluate our operating performance and results of operations taking into account the operations of our non-consolidated power business from period to period and against our peers, without regard to financing methods, corporate form or capital structure.

	Three Months Ended March 31,
($ Thousands)	2025	2024
Adjusted EBITDAX	$90,895	$47,132
50% Power JV Adjusted EBITDA	9,790	10,253
Combined Adjusted EBITDAX	$100,685	$57,385

Please see the reconciliations above of Adjusted EBITDAX to our net loss, our most directly comparable GAAP financial measure for the periods indicated, and of Power JV Adjusted EBITDA to the Power JV’s net loss, the most directly comparable GAAP financial measure for the periods indicated.